UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012 (October 3, 2012)

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403

New York, New York 10017

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 3, 2012, New York Mortgage Trust, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., as representative of the underwriters named therein (the “Underwriters”), relating to the offer and sale of 13,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $6.89 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,025,000 shares of Common Stock on the same terms and conditions (the “Option”). The Underwriters exercised the Option in full on October 3, 2012. Subject to customary closing conditions, closing of the offering of 15,525,000 shares of Common Stock (including the 2,025,000 shares being issued pursuant to the Option) is expected to occur on October 9, 2012, and will result in total net proceeds to the Company of approximately $104.2 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the Underwriters may be required to make in respect of these liabilities. In the ordinary course of business, the Underwriters or their affiliates may in the future engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they may receive customary fees and expenses.

The shares of Common Stock were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-179314), which was declared effective by the Securities and Exchange Commission on April 11, 2012, and registration statement on Form S-3 (File No. 333-184239) filed on October 2, 2012 pursuant to Rule 462(b) under the Securities Act of 1933.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. In connection with the filing of the Underwriting Agreement, the Company is filing the opinions of its special Maryland counsel, Venable LLP, and tax counsel, Hunton & Williams LLP, as Exhibits 5.1 and 8.1 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

1.1	Underwriting Agreement, dated as of October 3, 2012, between the Company and Deutsche Bank Securities Inc.

5.1	Opinion of Venable LLP regarding legality of shares.

8.1	Opinion of Hunton & Williams LLP regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: October 9, 2012	By:	/s/ Steven R. Mumma
Name: Steven R. Mumma
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated as of October 3, 2012, between the Company and Deutsche Bank Securities Inc.

5.1	Opinion of Venable LLP regarding legality of shares.

8.1	Opinion of Hunton & Williams LLP regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1).

2